Exhibit 10.1

CONSULTING AGREEMENT

THIS AGREEMENT made this 9th day of April 2007, between Maui Land & Pineapple Company (hereinafter “MLP”) and BC & G International, LLC (hereinafter “Consultant”).

RECITALS:

WHEREAS, MLP is engaged in the agriculture business and desires to have certain services performed by Consultant; and

WHEREAS, Consultant is an independent business person engaged in the business of consulting on agricultural matters and is currently registered with the State of Hawaii under Hawaii Tax Identification Number W40370092-01; and

WHEREAS, Consultant agrees to perform these services for MLP as an independent contractor under the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the parties agree as follows:

1.                                       DURATION

The term of this Agreement shall be from March 12, 2007 to March 11, 2008, unless sooner terminated, solely under conditions in Section 12, by either party upon thirty (30) days’ written notice to either party.

2.                                       SERVICES TO BE PROVIDED BY CONSULTANT

a.                                       The services to be performed by Consultant for MLP includes, but not limited to, the following:  (1) assisting Maui Pineapple Company (“MPC”) and MLP in transitioning projects or work to the incoming President/Chief

Executive Officer of MPC, the incoming Executive Vice President/Agricultural Operations of MLP, and/or their designees; (2) notifying MPC Vice President – Human Resources Holly Ka`akimaka of any state or federal compliance issues at MPC and/or MLP’s Agricultural Operations division; and (3) upon request, assisting MPC, MLP and their attorneys in the defense of legal claims that have arisen or may arise over matters for which Consultant has knowledge.

b.                                      MLP may, during the term of this Agreement, engage other independent Consultants to perform the same work that Consultant performs hereunder.

c.                                       Consultant may perform services for any other entity or person, or otherwise conduct business, during the term of this Agreement so long as such work does not constitute a conflict of interest with Consultant’s obligations hereunder.

3.                                       PAYMENT FOR SERVICES; REIMBURSEMENT OF EXPENSES

a.                                       MLP will pay Consultant the total sum of Two Hundred Forty-One Thousand Three Hundred Two Dollars And Eighty-Eight Cents ($241,302.88) for the services provided under this Agreement.  Payment shall be made in equal monthly installments, on the first business day of each month.  All service fees are inclusive of the applicable general excise tax.

b.                                      MLP agrees to reimburse Consultant for pre-approved expenses incurred by Consultant on MLP’s behalf, including without limitation, expenses associated with ground and air transportation and telephone calls.  The expenses shall be repaid promptly upon Consultant’s submission to MLP of receipts for such expenses, but in no event later than thirty (30) days after Consultant’s submission of his receipts.

4.                                       RELATIONSHIP OF PARTIES

a.                                       It is expressly agreed by the parties hereto that Consultant is not hereunder an agent or employee of MLP or any of its subsidiaries and affiliates for any purpose whatsoever, but is an independent contractor.  Furthermore, no relationship of joint venture or partnership of any form is created by this Agreement.

b.                                      MLP neither reserves, nor will it exercise, any control or direction over the method or manner by which Consultant provides his services, including whether and on what terms Consultant hires his employees, agents, or subordinates, nor will MLP exercise any control over Consultant as to how Consultant provides his services so as to best achieve the objectives of this Agreement.

c.                                       Consultant agrees that he will not hold out to the general public, customers, clients or others that Consultant is an agent, officer, or employee of MLP, its subsidiaries or affiliates.  Consultant further agrees and understands that he has no authority to bind or obligate MLP, with respect to third parties, in any way whatsoever.  In the event Consultant does bind or obligate MLP, with respect to third parties, in some way, Consultant shall be solely liable for performance and payment of such commitments and for any costs and damages to MLP and/or its subsidiaries and affiliates in connection therewith.

5.                                       RESPONSIBILITY FOR EMPLOYEES, AGENTS AND EXPENSES

a.                                       Consultant shall furnish, at Consultant’s own expense, all personnel, materials, equipment and other items necessary to carry out the terms of this Agreement.

b.                                      No agent, employee or servant of Consultant, if any, shall be or shall be deemed to be the employee, agent or servant of MLP, its subsidiaries or affiliates.  None of the benefits provided by MLP, its subsidiaries or affiliates to their respective employees including, but not limited to, medical benefits, disability compensation insurance and unemployment insurance, are available from MLP, its subsidiaries or affiliates to the employees, agents or servants of Consultant.

c.                                       Consultant represents and warrants that he provides all benefits and insurance to his employees as required by state and federal laws.  Consultant agrees that all state and federal taxes, fees, assessment or contributions, or insurance payments covering Consultant and his employees, if any, shall be the sole responsibility of Consultant including, but not limited to, state and federal withholding taxes, social security taxes, workers’ compensation insurance, general excise taxes and self-employment taxes.

6.                                       LIABILITY AND INDEMNIFICATION

a.                                       Consultant shall bear full and exclusive responsibility and liability for compliance with all duties and obligations imposed on employers by all state and federal laws covering Consultant and his employees, if any, engaged in the performance of this Agreement.  Consultant agrees to indemnify and hold MLP, its subsidiaries or affiliates harmless from and against any and all liabilities, claims, demands, costs, fees and expenses (including attorneys’ fees) arising out of Consultant’s failure to meet the obligations imposed on employers by the state and federal laws covering Consultant and his employees.

b.                                      Consultant further agrees to accept full and exclusive responsibility and liability for his own acts and those of his employees, agents and servants, if any, and to indemnify and hold MLP, its subsidiaries or affiliates harmless from any and all liabilities, claims, demands, costs, fees and expenses (including attorneys’ fees) arising out of any damages or injuries (including death) to any persons or property caused by any acts of Consultant or any of his employees, agents or servants.

c.                                       If a lawsuit, administrative complaint, or other similar action is filed by a third party against Consultant and MLP arising from any services provided hereunder, both parties agree to cooperate with one another in the investigation and defense of the suit, administrative complaint or other action.

7.                                       CONFIDENTIALITY OF INFORMATION

a.                                       All information of any nature that is made available by MLP, its subsidiaries and/or affiliates or that becomes available to Consultant by virtue of this Agreement or the relationship created by this Agreement, other than public information, shall be held in strict confidence by Consultant.  Such confidential disclosures made available by MLP to Consultant are made in reliance of this promise.

b.                                      All parties hereto acknowledge and recognize that Consultant has and will have access to and shall acquire knowledge of confidential information and that in the event of the breach of the terms and conditions of this Agreement, then MLP shall be entitled to, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, and/or to enjoin Consultant from disclosing such information, but nothing herein contained shall be construed or interpreted to prevent such remedy in the courts, in the case of any breach of this Agreement by Consultant, as MLP may elect to invoke.

8.                                       ARBITRATION OF DISPUTES

a.                                       Any disputes arising out of the terms and conditions of this Agreement shall be promptly resolved by final and binding arbitration in Honolulu, Hawaii in accordance with the provisions of the Hawaii Uniform Arbitration Act, Haw. Rev. Stat. Chapter 658A, by a single arbitrator mutually agreed upon by the parties.  The arbitrator shall be required to abide by the provisions of this Agreement and all applicable laws and regulations.

b.                                      In arbitrations under this Agreement, each party shall bear the costs, fees and expenses of presenting its own case, and half of the arbitrator’s fees and administration expenses, unless otherwise ordered by the arbitrator.

10.                                 ENTIRE AGREEMENT

This Agreement embodies the entire agreement of the parties and supersedes any other agreements or understandings, oral or written, with respect thereto that may ever have existed between the parties hereto.

11.                                 ASSIGNMENT

This Agreement may not be assigned, in whole or part, by either party without the other party’s prior written consent.

12.                                 DEFAULT

In the event that either party fails to substantially perform any of the covenants under this Agreement, the non-breaching party shall provide written notice of such failure and provide the breaching party a fifteen (15) days’ period to cure such failure.  Should the failure not be cured within the 15-day period, the non-breaching party may, at its option, terminate this Agreement on fifteen (15) days’ written notice.

13.                                 NOTICES

All notices, requests, demands, consents and other communications which are required to be given in writing shall be given by registered or certified mail, return receipt requested, postage prepaid, addressed to MLP or Consultant, as the case may be, at such address either party may from time to time designate by writing or by personally delivering such notice to the other party.  Any such notice, request, demand, consent or other communication shall be deemed to have been given on the date of such mailing or personal delivery.

14.                                 SEVERABILITY

If any provision of this Agreement or the application thereof to any person or circumstance is invalid or unenforceable to any extent, the remainder of this Agreement and the application thereof to other persons or circumstances shall not be affected thereby.

15.                                 WAIVER

The failure of any party to enforce, at any time, any provision of this Agreement shall not constitute a waiver of the right thereafter to enforce the same or any other provision of this Agreement.

16.                                 AMENDMENT

This Agreement may be amended only by an instrument in writing signed by both parties.

17.                                 APPLICABLE LAW

This Agreement shall be governed by the laws of the State of Hawaii both as to interpretation and performance.

IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written.

CONSULTANT	MAUI LAND & PINEAPPLE COMPANY

/s/ BRIAN NISHIDA	By	/s/ ROBERT I. WEBBER
Brian Nishida		Robert I. Webber
Its CFO & SVP/Business
Development